EXHIBIT 10.15

                           LINCOLN HILL GOLD PROPERTY

                     EXPLORATION AND MINING LEASE AGREEMENT

                                     BETWEEN

                 MOUNTAIN GOLD EXPLORATION INC./LANE A. GRIFFIN

                                       AND

                            WESTERN GOLDFIELDS, INC.




                                 Effective Date:

                                December 23, 2002



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                                Table of Contents
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RECITALS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION I - DEFINITIONS. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
SECTION II - REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . 4
     2.1    Capacity of the Parties. . . . . . . . . . . . . . . . . . . . . . 4
     2.2    Disclosures. . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
     2.3    WG Representation and Warranties . . . . . . . . . . . . . . . . . 4
     2.4    MGE Representations. . . . . . . . . . . . . . . . . . . . . . . . 5
     2.5    Survival of Representations. . . . . . . . . . . . . . . . . . . . 5
SECTION III - PURPOSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     3.1    General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     3.2    Purposes . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 5
SECTION IV - RELATIONSHIP OF THE PARTIES . . . . . . . . . . . . . . . . . . . 5
     4.1    No Partnership . . . . . . . . . . . . . . . . . . . . . . . . . . 5
     4.2    Other Business Opportunities . . . . . . . . . . . . . . . . . . . 5
     4.3    Transfer or Termination of Rights. . . . . . . . . . . . . . . . . 6
     4.4    Implied Covenants. . . . . . . . . . . . . . . . . . . . . . . . . 6
SECTION V - TERMS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     5.1    Effective Date and Lease Time Period Term. . . . . . . . . . . . . 6
     5.2    General Terms. . . . . . . . . . . . . . . . . . . . . . . . . . . 6
     5.3    Obligations. . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     5.4    Default. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 7
     5.5    Production Royalty . . . . . . . . . . . . . . . . . . . . . . . . 8
     5.6    Buy Down of Royalty Option . . . . . . . . . . . . . . . . . . . . 8
     5.7    Mining of Gold and Mineral Specimens . . . . . . . . . . . . . . . 8
SECTION VI - DUTIES OF OPERATOR. . . . . . . . . . . . . . . . . . . . . . . . 8
     6.1    Powers, Duties and Obligations of WG . . . . . . . . . . . . . . . 8
     6.2    Standard of Care . . . . . . . . . . . . . . . . . . . . . . . . . 9
     6.3    Assessment Work. . . . . . . . . . . . . . . . . . . . . . . . . .10
SECTION VII - AUDIT AND ACCOUNTING . . . . . . . . . . . . . . . . . . . . . .10
     7.1    Audits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     7.2    General Accounting Records . . . . . . . . . . . . . . . . . . . .10
SECTION VIII - WITHDRAWAL AND TERMINATION. . . . . . . . . . . . . . . . . . .10
     8.1    Termination by Expiration, Default or Agreement. . . . . . . . . .10
     8.2    Withdrawal . . . . . . . . . . . . . . . . . . . . . . . . . . . .10
     8.3    Continuing Obligations and Environmental Liabilities . . . . . . .11
     8.4    Disposition of Assets on Termination . . . . . . . . . . . . . . .11
     8.5    Non-Compete Covenants. . . . . . . . . . . . . . . . . . . . . . .11
     8.6    Right to Data After Termination. . . . . . . . . . . . . . . . . .11
     8.7    Continued Authority. . . . . . . . . . . . . . . . . . . . . . . .11
SECTION IX - ACQUISITIONS WITHIN AREA OF INTEREST. . . . . . . . . . . . . . .11
     9.1    Acquisition within Area of Interest. . . . . . . . . . . . . . . .11
SECTION X - ABANDONMENT AND SURRENDER OF PROPERTIES. . . . . . . . . . . . . .12
     10.1   Surrender or Abandonment of Properties . . . . . . . . . . . . . .12
     10.2   Reacquisition. . . . . . . . . . . . . . . . . . . . . . . . . . .12
SECTION XI - TRANSFER OF INTEREST. . . . . . . . . . . . . . . . . . . . . . .12
     11.1   General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .12
     11.2   Limitations on Free Transferability. . . . . . . . . . . . . . . .12
SECTION XII - CONFIDENTIALITY. . . . . . . . . . . . . . . . . . . . . . . . .13
     12.1   General. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     12.2   Exceptions . . . . . . . . . . . . . . . . . . . . . . . . . . . .13
     12.3   Draft For Comment. . . . . . . . . . . . . . . . . . . . . . . . .13
     12.4   Notice Required, . . . . . . . . . . . . . . . . . . . . . . . . .14
     12.5   Duration of Confidentiality. . . . . . . . . . . . . . . . . . . .14
SECTION XIII - GUARANTEE . . . . . . . . . . . . . . . . . . . . . . . . . . .14
     13.1   MGE Guarantee of its Affiliates. . . . . . . . . . . . . . . . . .14


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                                Table of Contents
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                                  (continued)
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     13.2   WG Guarantee of its Affiliates . . . . . . . . . . . . . . . . . .14
SECTION XIV - GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . .14
     14.1   Notices and Payment. . . . . . . . . . . . . . . . . . . . . . . .14
     14.2   Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . .15
     14.3   Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     14.4   Modification . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     14.5   Force Majeure. . . . . . . . . . . . . . . . . . . . . . . . . . .15
     14.6   Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . .15
     14.7   Arbitration. . . . . . . . . . . . . . . . . . . . . . . . . . . .15
     14.8   Further Assurances . . . . . . . . . . . . . . . . . . . . . . . .16
     14.9   Survival of Terms and Conditions . . . . . . . . . . . . . . . . .16
     14.10  Entire Agreement, Successors and Assigns . . . . . . . . . . . . .16
     14.11  Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . .16

                           LINCOLN HILL GOLD PROPERTY
                           --------------------------

                     EXPLORATION AND MINING LEASE AGREEMENT
                     --------------------------------------

     THIS AGREEMENT is made, entered into and effective on the 23rd day of December, 2002, (the "Effective Date"), regardless of the dates upon which it actually is signed by the parties hereto, between MOUNTAIN GOLD EXPLORATION, INC., a Nevada Corporation and LANE A. GRIFFIN, an individual, collectively referred to herein as ("MGE") whose address is P.O. Box 21146, Reno, Nevada 89515 and Western Goldfields, Inc., an Idaho Corporation, herein referred to as ("WG") whose address is 7000 Independence Parkway, Suite 160 #135, Plano, Texas, 75025. Pursuant to this agreement, MGE grants WG an Exploration and Mining Lease Agreement (the "Project"), located in Pershing County, Nevada. The Project is comprised of such mineral rights as more particularly described in Exhibit "A" hereto and additional mineral rights, if any, acquired within the Area of Interest defined also in Section I, Section IX, Exhibit "A" and shown in Exhibit "C"

                                    RECITALS
                                    --------

     WHEREAS, MGE controls, holds rights and/or owns an interest in the Lincoln Hill Gold Property located in Pershing County, Nevada including (herein referred to as (the "Property") and as identified, described and shown in Exhibit "A" and Exhibit "C."

     WHEREAS, WG desires to enter into an Exploration and Mining Lease Agreement with MGE for the Lincoln Hill Gold Property.

     NOW, THEREFORE, MGE and WG agree to enter into an Exploration and Mining Lease Agreement, herein referred to as (the "Agreement") and in consideration of the mutual covenants and agreements contained herein, the Parties mutually agree as follows:

                             SECTION I - DEFINITIONS
                             -----------------------

     "ACCOUNTING PROCEDURE" means the procedures set forth in Section 6.1 h and 7.2.

     "ACQUIRING PARTY" means the Party who has acquired additional interests within the Area of Interest and as described in Section 9.1, 12.1 and 12.2 of this Agreement.

     "ACTUAL EXPENDITURES" means all expenditures of WG after the Effective Date shall be WG's Actual Expenditures.

     "ADVANCED ROYALTY PAYMENTS" means the advanced' royalty payments to be made during the term of Agreement described in Section 5.2.

     "AFFILIATE'(S)" means in respect of a party, any individual'(s), partnership'(s), corporation'(s), representative'(s), consultant'(s), joint venture'(s), or other form of enterprise that directly or indirectly controls, is controlled by, or is under common control with, MGE or WG. For purposes of the preceding sentence, "control" means possession, directly or indirectly, of the power to direct or cause direction of management and policies through ownership of voting securities, contract, voting trust or otherwise.

     "AGREEMENT" means this Lincoln Hill Gold Property - Exploration and Mining Lease Agreement or any agreements that involve or influence MGE, including all amendments and modifications thereof, and all schedules and exhibits, which are hereby incorporated herein by reference.

     "AREA OF INTEREST (AOI)" means an Area of Mutual Interest which includes Mining Claims, mill sites, tunnel rights, real property, third parties claims, fee lands, private lands, permits, concessions, leases, right-of-ways, easements, water rights any and all other property rights, titles and interests within a one (1) mile distance beyond the boundary of the MGE Claims, and more particularly described and shown in Section 5.2 (d), 9.1, Exhibit "A."

     "ASSETS" means the assets of the Lincoln Hill Gold Property and includes without limitation the Property, Metals and all other real and personal property, tangible and intangible, held or to be held for the benefit of the Property.

     "BUDGET" means a detailed estimate and actual expenditures of all costs to be incurred by WG with respect to a Program.

     "MINING CLAIMS" means all patented and/or unpatented lode and placer claims, mill sites and tunnel rights within the Property

     "DATA" means all and any geological, geochemical and geophysical data generated and acquired including, but not limited to all written and digital data including but not limited to: reports, documents correspondences, financial documents, maps, drill logs, drill chips trays, core, coarse rejects, pulps, core tests, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired while this Agreement is in effect.

     "DEEMED EXPENDITURES" means the amount determined in accordance with the provisions in Section 5.2 of this Agreement.

     "DEVELOPMENT" means all preparation other than Exploration for the removal and recovery of Metals, including the construction or installation of a mill or any other improvements to be used for the mining, handling, milling, processing or other beneficiation of Metals.

     "DOLLARS OR $" means all currency, dollars or moneys are in U.S Dollar Currency.

     "WG" means Western Goldfields, Inc., a company incorporated under the laws of Idaho and its Affiliates, successors and assigns.

     "EFFECTIVE DATE" means December 23, 2002.

     "EXPLORATION" means all activities directed toward ascertaining the existence, location, quantity, quality or commercial value of deposits of Metals.

     "EXPLORATION EXPENDITURES" means all cash, expenses and obligation spent or incurred by WG on Operations and shall include, but not be limited to, all rentals, fees, option payments and assessment work required to keep the Lincoln Hill Gold Property Exploration and Mining Lease Agreement and the Lode Claims and AOI comprising the Property in good standing, all expenditures for Corporate, Exploration Field Office, and all office and field related exploration- activities including, without limitations, geophysical, geological, geochemical, analytical and laboratory work, all surveys, drilling, assaying, metallurgical testing, engineering, and all other expenditures directly benefiting the Property.

     "FORCE MAJEURE" shall have the meaning described to it in Section 14.5.

     "INTEREST" means all rights, titles and interests to any and all MGE Claims, AOI, Lands, Property-Properties, and/or agreements.

     "LANDS" means all Mining Claims, mill sites, tunnel rights, real property, fee lands, private lands, permits, concessions, leases, right-of-ways, easements, water rights or any other property rights, titles and interests.

     "LEASE" means the ("Lincoln Hill Gold Property - Exploration and Mining Lease Agreement") granted by MGE to WG as described in Section 5.1.

     "METAL INTEREST" means any applicable mining easement and other mining rights or interests and all Lands acquired on the Property and those additional Metals, Metal Interests, Metal Products and Ore, which may be substituted, supplemented or acquired to form part of the Property.

     "MINING" means the mining, extracting, producing, handling, milling or other processing of Metals.

     "METALS" means all precious and base metals including: gold, silver, antimony, mercury, copper, lead, zinc, and all other metals, concentrates which are discovered or exist on the Property or which can be extracted, mined or processed by any method presently known or developed or invented. All industrial clays, rock or stone industrial substances, materials, products, compounds and any and all other saleable or leaseable materials, including but not limited to dumortierite and andalusite are excluded and not made apart of this Agreement. WG shall have no rights, title and/or interests to any of these materials and Interests.

     "METAL PRODUCTS" means the metallic precipitates, cathodes, leach solutions and any other primary, secondary or final product derived from operating the mine during the term of this Agreement or removed from the Property.

     "MGE" means Mountain Gold Exploration, Inc., a Nevada Corporation incorporated under the laws of Nevada with 50% ownership in the Property and Lane Griffin, an Individual with 50% ownership in the Property and their Affiliates, successors, and assigns.

     "MGE CLAIMS" means Mountain Gold Exploration, Inc. and Lane Griffin's claims, lands, and any all rights, titles and interests within the perimeters of the claims with regards to all Metals, Metal Interests, Ores and Metal Products within the claims that are of record as of the effective date of this Agreement, and more particularly described and shown in Section 5.2 (d), 9.1, Exhibit "A" and Exhibit "C."

     "ORE" means Metals from the Property, that justifies either: (1) mining or removing from the property during the term of this Agreement, shipping and selling the same, or delivering the same, to a processing plant for physical or chemical treatment; (2) treatment, including leaching, on the Property during the term of this Agreement.

     "OPERATIONS" means the activities on or in relation to the Property carried out under this Agreement including, without limitation, Exploration, Development, Financing, Mining, and Acquisition of additional Properties in the Area of Interest, and marketing of Metals.

     "OPERATOR" means WG or any and all "Affiliates," successor operators, whether during the Lease Period or thereafter.

     "PARTY" and "PARTIES" mean the Parties to this Agreement, MGE and Affiliates and WG and Affiliates.

     "PROGRAM" means a description in reasonable detail of Operations and Budgets to be conducted and objectives to be accomplished by WG for a specified time period.

     "PROJECT" means the conduct of work relating to the Property for the purpose of Operations.

     "PROJECT ACCOUNT" shall mean fot the account of the Lincoln Hill Gold Property as funded by WG or Affiliates during the Lease Period.

     "PROPERTY" or "PROPERTIES" means an Area of Mutual Interest and the Metals, Metal Interests and Metal Products in all lands within the Area of Interest boundary which includes MGE Claims, mill sites, tunnel rights, real property, third parties claims, fee lands, private lands, permits, concessions, leases, right-ofways, easements, water rights any and other property rights, titles and interests which exists or acquired while this Agreement is in affect and more particularly described and shown in Section 5.2 (d), 9.1, Exhibit "A" and Exhibit "C."

     "PROPERTY PAYMENTS" means all payments or expenditures required pursuant to this Agreement and all payments or expenditures required to maintain title to the Property or Metal Interest in the Property, including without limitation to the government.

     "PURCHASE OPTION" means MGE grants to WG the right and option to purchase one (1%) percent of the two (2%) percent NSR Royalty within two (2) years of the Effective Date from MGE for One Million Dollars ($1,000,000, the "Purchase Price"), $500,000 to Mountain Gold Exploration, Inc. and $500,000 to Lane A.
Griffin  and  more  particularly  described  in  Section  5.6.

     "ROYALTY" means the non-executive, non-participating and non-working net smelter returns production royalty of: 1. two percent Net Smelter Royalty ("2% NSR") payable to MGE (one (1%) percent to Mountain Gold Exploration, Inca and one (1%) percent to Lane Griffin from the MGE Claims); 2. one percent Net Smelter Royalty ("1% NSR") payable to MGE (one half (1/2% NSR) percent to Mountain Gold Exploration, Inc. and one half (1/2% NSR) percent to Lane Griffin from the Lands within the AOI and outside of the MGE Claims with Section 5.2,
5.5  and  Exhibit  "B."

     "TERMS" means the payments, production royalty, stock, and all other monetary interests outlined in accordance with Section 5.2.

     "TRANSFER" means sell, grant, assign, encumber, pledge, quit claim or otherwise commit or dispose of.

     "WG" means Western Goldfields Corporation, a company incorporated under the laws of Idaho, and its Affiliates, successors and assigns.

     "WORK COMMITMENT" means the commitment of WG to fund Exploration and Mining Expenditures as set forth in Section 5.2.

     "WORK COMMITMENT PERIOD" means the period beginning on the Effective Date as set forth in Section 5.2.

     "WORK EXPENDITURE NOTICE" shall mean the notice from an authorized officer of WG stating that the expenditures required under Section 5.2 have been completed.

                   SECTION II - REPRESENTATIONS AND WARRANTIES
                   -------------------------------------------

2.1  CAPACITY  OF  THE  PARTIES
     --------------------------

     Each of the Parties represents andwarrants to the best of their knowledge as of the Effective Date and as of the date this Agreement is actually signed as follows:

     a) That it is an individual or corporation duly incorporated and in good standing in its jurisdiction of incorporation and that it is qualified to do business and is in good standing in those jurisdictions where necessary in order to carry out the purposes of this Agreement;

     b) That it has the capacity to enter into and perform this Agreement and all transactions contemplated herein and that all corporate and other actions required to authorize it to enter into and perform this Agreement have been properly taken;

     c) That this Agreement has been duly executed and delivered by it and is valid and binding upon it in accordance with its terms.

2.2  DISCLOSURES
     -----------

     Each of the Parties represents and warrants to the best of their knowledge and as of the Effective Date and as of the date this Agreement is actually signed that it is unaware of any material facts or circumstances which have not been disclosed in this Agreement, which should be disclosed to any other Party in order to prevent the representations in this Agreement from being materially misleading.

2.3  WG  REPRESENTATION  AND  WARRANTIES
     -----------------------------------

     a) WG and/or its Affiliates shall not commit any act or acts, which will encumber or cause a lien to be placed on the claims.

     b) WG and/or its Affiliates will at its sole cost and expense, remove or take remedial action with regards to any materials released by WG or its Affiliates, contractors and agents into the environment at, on or near the Property after the date of this Agreement for which any removal or remedial action is required pursuant to any law, regulations or governmental action, whether enacted, made or declared in force before or after the date of this Agreement.

     c) WG will at all times retain any and all liabilities arising from the handling, treatment, storage, transportation or disposal of environmental or similar contaminants on or near the Property by WG or by WG's Affiliates.


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
2.4  MGE  REPRESENTATIONS
     --------------------

     MGE represents and warrants to the best of their knowledge as of the Effective Date and as of the date this Agreement is actually signed that:

     a) MGE properly located, staked and recorded the MGE Claims as described in Exhibit "A" and the MGE Claims are in good standing under the laws of the applicable jurisdiction.

     b) MGE has paid all rentals, taxes, assessments, charges, fees and other levies imposed upon or required with respect to the MGE Claims.

     c) MGE makes no representations or warranty, express or implied, as to the accuracy, reliability or completeness of any information or data made available to WG hereunder or to the fitness or suitability of such information or data for any purpose.

2.5  SURVIVAL OF REPRESENTATIONS
     ---------------------------

     The above representations are conditions on which the parties have relied in entering into this Agreement and each party will indemnify and hold harmless from all loss, damage, costs, actions and suits arising out of or in connection with any breach of any representation or warranty made by them and contained in this Agreement (including, without limitations, lawyer's fees and disbursements).

                              SECTION III - PURPOSE
                              ---------------------

3.1  GENERAL
     -------

     This Agreement is to set forth requirements of WG to maintain and exercise the Exploration and Mining Lease Agreement. MGE and WG agree that all of their rights and all of the Operations on or in connection with the Property, Assets or the Area of Interest shall be subject to and governed by this Agreement.

3.2  PURPOSES
     --------

     The purpose and scope of this Agreement is for WG to undertake Operations with a view to initially conducting exploration of the Property, develop potential mineral showings and ultimately to delineate and mine one or more ore deposits containing precious and/or base metals amenable to commercial mining.

                    SECTION IV - RELATIONSHIP OF THE PARTIES
                    ----------------------------------------

4.1  NO  PARTNERSHIP
     ---------------

     Nothing contained in this Agreement shall be deemed to constitute either Party the partner or the venturer of the other, or, except as otherwise herein expressly provided, to constitute either Party the agent or legal representative of the other, or to create any fiduciary relationship between them. The Parties do not intend to create, and this Agreement shall not be construed to create, any mining, commercial or other partnership or joint venture. Neither Party, nor any of its directors, officers, employees, agents and attorneys, or Affiliates, shall act for or assume any obligation or responsibility on behalf of the other Party, except as otherwise expressly provided herein, and any such action or assumption by a Party's directors, officers, employees, agents and attorneys, or Affiliates shall be a breach by such Party of this Agreement. The rights, duties, obligations and liabilities of the Parties shall be several and not joint or collective. Each Party shall be responsible' only for its obligations as herein set out and shall be liable only for its share of the costs and expenses as provided herein, and it is the express purpose and intention of the Parties that their ownership of Assets and the rights acquired hereunder shall be as tenants in common.

4.2  OTHER  BUSINESS  OPPORTUNITIES
     ------------------------------

     Except as expressly provided in this Agreement, each Party shall have the right independently to engage in and receive full benefits from business activities, whether or not competitive with the Operations, without consulting any other Party. The doctrines of "corporate opportunity" or "business opportunity" shall not be applied to any other activity, venture, or operation of any Party, and no Party shall have any obligation to any other Party with respect to any opportunity to acquire any property outside the Area of Interest at any time.

4.3  TRANSFER  OR  TERMINATION  OF  RIGHTS
     -------------------------------------

     Except as otherwise provided in this Agreement, neither MGE nor WG shall transfer all or any part of its interest in the Property, the Properties, the Assets or this Agreement or otherwise permit or cause such interests to terminate without approval by written consent by both Parties.

4.4  IMPLIED  COVENANTS
     ------------------

     There are no implied covenants contained in this Agreement other than those of good faith and fair dealing.

                                SECTION V - TERMS
                                -----------------

5.1  EFFECTIVE  DATE  AND  LEASE  TIME  PERIOD  TERM
     -----------------------------------------------

     The Effective Date of this Agreement shall be December 23, 2002. Unless sooner terminated as provided in this Agreement, the term of this Exploration and Mining Lease Agreement shall be for a primary period of Ten (10) years from the effective date and for so long thereafter as WG continues to make Advanced Royalty Payments to MGE. In no event, however, shall the term of this Agreement exceed fifty (50) years.

5.2  GENERAL  TERMS
     --------------

     General Terms of this Exploration and Mining Lease Agreement are as follows:

     a)   Royalty:  The  Royalty  that WG shall pay to MGE, in accordance with
          -------
          Section  1  Definitions,  5.5  and  Exhibit  "B"  shall be as follows:

          1. Two percent Net Smelter Royalty ("2% NSR") payable to MGE; (one (1%) percent to Mountain Gold Exploration, Inc. and one (1%) percent to Lane Griffin from the MGE Claims);
          2. One percent Net Smelter Royalty ("1% NSR") payable to MGE; (one half (1/2% NSR) percent to Mountain Gold Exploration, Inc. and one half (1/2% NSR) percent to Lane Griffin from the Lands within the AOI and outside of the MGE Claims

     b)   Payments:  Advance  Royalty  Payment  schedule  beginning  of  the
          --------
          Effective Date due to MGE while this Agreement is in force are as follows:

          -    On Signing:  The Effective Date                                $  5,000
          -    Due on or before the 6th Month Anniversary                     $  6,650
          -    Due on or before the 1St year Anniversary                      $ 20,000
          -    Due on or before the 2nd year Anniversary                      $ 30,000
          -    Due on or before the 3rd year Anniversary                      $ 40,000
          -    Due on or before the 4th year Anniversary                      $ 50,000
          -    Due on or before the 5th year Anniversary and each thereafter  $100,000

     c)   Stock  Bonus:  WG agrees  to  issue on signing the following amount of
          ------------
          WG Shares with a one year restricted trading data beginning on the Effective Date (Beneficiary Date), December 23, 2002 and unrestricted on December 22, 2003.

               WG shares to be issued on Signing:         75,000 shares total:
                         To Lane Griffin                  50,000 shares
                         To MGE                           25,000 shares

     d) Exploration Expenditures - Work Commitment: Minimum yearly work obligations shall be:

          -   Prior to the 1st Anniversary date of this Agreement                       $ 10,000


                                        6

          -   - Prior to the 2 d Anniversary date of this Agreement                     $ 20,000
          -   - Prior to the 3rd Anniversary date of this Agreement                     $ 30,000
          -   - Prior to the 4th Anniversary date of this Agreement                     $ 50,000
          -   - Prior to the 5th Anniversary date of this Agreement                     $ 75,000
          -   Prior to the 6th Anniversary date of this Agreement and each thereafter   $100,000

          All expenditures would be cumulative and any excess spent in any one year would be credited towards future exploration obligations. If there is any deficiency in the required Exploration Expenditures in any required time period, WG may pay 75% of such deficiency in US dollars to MGE as the fulfillment of WG's obligation. Such payment shall be paid within 60 days at the end of the time period in question. If the Exploration Expenditures, Advanced Royalty Payments or Royalty Payment are not completed as set forth above, the Exploration and Mining Lease Agreement shall terminate automatically and WG shall have no further rights or interests in the Lincoln Hill Gold Property, and the parties shall have no further obligation to each other.

     e)   Area  of  Interest  (AOI):  There  shall  be  an  Area  of  Interest
          -------------------------
          appurtenant to this Agreement which shall be al Lands encompassed within a one-mile distance from the MGE Claims as described and shown in Exhibit "A" and Exhibit "B." All Lands acquired by MGE or WG within the Area of Interest during the term of this Agreement shall be made apart of this Agreement and the claims, lands, interests, leases, joint ventures, purchases or otherwise, any and all interests or of the like in the Property shall be made apart of this Agreement and subject to the one-mile Area of Interest and shall include Royalty payment of one percent (1%) NSR due to MGE; one half percent (1/2 %
          NSR) to Lane A. Griffin and one half percent (1/2% NSR) to Mountain Gold Exploration, Inc.

     f)   New  Claims Acquired:  All  new  claims staked or acquired by WG shall
          --------------------
          be located and recorded in the MGE's names, subject to the existing terms of this Agreement, and all associated fees and costs shall be paid in full by WG or Affiliate's.

     g)   Annual  Claim  Fees  and other Payments:  WG  or  Affiliates shall pay
          ---------------------------------------
          all Federal, State and County annual mining claim maintenance fees, rental fees and/or any and all taxes that constitute' all or part of the Lincoln Hill Gold Property. WG assumes all underlying lease payments and agreements.

     h)   Construction  of  Protection  Fences:  WG  agrees  to construct within
          ------------------------------------
          the 1s` Anniversary of this Agreement all fencing securing any and all potential unsafe mine or trench openings or cuts on the Property. WG accepts all responsibilities and liabilities for any and all possible injuries to third parties on the property.

5.3  OBLIGATIONS
     -----------

     WG shall be obligated during this Agreement to conduct activities as a prudent operator in accordance with Section 6.1 and 6.2.

5.4  DEFAULT
     -------

     Subject to the terms of Section 5, if WG fails to perform any of the obligations specified in this Agreement and in particularly Sections 5.2 and 5.3 required to maintain this Agreement on the date called for such performance hereunder, MGE may give a written notice (the "Default Notice") specifying the due date and the obligation not performed and if performance or payment in full is not received within thirty (30) days of the Default Notice, this Agreement shall expire upon the expiration of five (5) days after the receipt by WG of a termination notice. Upon Termination, WG shall have no rights, titles or interests of any and all kinds whatsoever in the Property, the Royalty or any other rights. Interests or Assets obtained or governed by this Agreement during the term from and after that date, unless during such thirty (30) day notice period WG cures any default and keeps this Agreement and the Lease in good standing.

5.5  PRODUCTION  ROYALTY
     -------------------

     WG shall pay to MGE the Royalty described in this Section, Section 1 (Definitions), Section 5.2 (a) and Exhibit "B" during the time which WG produces any Metals, Metals Products, Ore or Metal Interests. Payment of the Royalty shall be determined and paid in accordance with the provisions of Exhibit "B." The Royalty payable by WG to MGE under this Agreement shall be based on the payments actually received by WG minus those deductions specified for Net Smelter Returns in Exhibit "B" or, if WG retains title to gold or silver derived from Metals, Metals Products, Metal Interests or Ore, on the average fiscal quarter price minus those deductions specified for Net Smelter Returns in Exhibit "B." The Royalty percentage rate shall be as follows:

          1. Two percent Net Smelter Royalty ("2% NSR") payable to MGE; (one (1%) percent to Mountain Gold Exploration, Inc. and one (1%) percent to Lane Griffin from the MGE Claims);
          2. One percent Net Smelter Royalty ("1% NSR") payable to MGE; (one half (1/2% NSR) percent to Mountain Gold Exploration, Inc. and one half (1/2% NSR) percent to Lane Griffin from the Lands within the AOI and outside of the MGE Claims.

5.6  BUY DOWN OF ROYALTY OPTION
     --------------------------

     WG shall have the option, within two (2) years of the Effective Date, to purchase one (1%) percent of the two (2%) percent NSR Royalty from MGE from production on the MGE Claims for One million dollars ($1,000,000) (the "Purchase Option"), $500,000 to Mountain Gold Exploration, Inc. and $500,000 to Lane A. Griffin. WG shall exercise such right by delivering written notice to that effect to MGE and setting a date, time, and place of closing, which date shall be no sooner than 10 days and no later than 30 days after the date of said notice. At the closing, WG shall pay MGE the Purchase Price, and MGE shall execute, acknowledge, and deliver to WG a Purchase Deed conveying the one (1%) percent NSR to WG.

5.7  MINING  OF  GOLD  AND  MINERAL  SPECIMENS
     -----------------------------------------

     In the event WG identifies unique gold or other mineral specimens during mining, it shall take reasonable measures to accommodate the collection of such specimens by MGE or its representatives, provided that such activity does not delay, or otherwise interfere with WG's exploration or mining operations. WG shall determine, in its sole discretion, whether and in what manner gold and other mineral specimen collection activities are allowable, based upon its exploration and mining plans. Within 30 days after MGE removes any gold or other mineral specimens from the Property, MGE shall deliver to WG, as payment, such specimens amounting to 50% of the total market value of the removed specimens. Any specimen removed by MGE shall be valued based upon a mutually accepted method. If MGE and WG are unable to agree on a mutually accepted valuation, the value of such specimens shall be independently determined by a committee of two third-party appraisers, with MGE and WG each selecting one appraiser. WG shall not be responsible for any Royalties on any gold specimens collected by MGE or its representatives. MGE shall be solely liable for any royalty obligation arising under the Underlying Agreements or any state, federal or local law, relating to the collection of gold specimens by MGE or its representatives.

                         SECTION VI - DUTIES OF OPERATOR
                         -------------------------------

6.1  POWERS,  DUTIES  AND  OBLIGATIONS  OF  WG
     -----------------------------------------

     a) WG shall keep the Assets free and clear of all liens and encumbrances and mechanic's or material men's liens.

     b) In no event shall WG permit or allow title to the Assets to be lost as the result of the nonpayment of any taxes, assessments or like charges; and shall do all other acts reasonably necessary to maintain the Assets.

     c) WG shall: (i) apply for all necessary permits, licenses and approvals; (ii) comply with all applicable laws and regulations; (iii) notify promptly MGE of any allegations of substantial violation thereof; and (iv) prepare and file all reports or notices required by WG. WG shall not be in breach of this provision if a violation has occurred in spite of the WG's good faith efforts to comply, and WG has timely cured or disposed of such violation through performance, or payment of fines and penalties. For greater certainty, in respect of Subsections 6.1 (b) during the Lease Period, WG shall be responsible for title, property and permitting issues.

     d) WG shall prosecute and defend, but shall not initiate without consent of MGE, all litigation or administrative proceedings arise out of Operations. MGE shall have the right to participate in such litigation or administrative proceedings. MGE shall approve in advance any settlement involving payments, commitments or obligations in excess of fifty thousand dollars (US$50,000) in cash or value.

     e) WG shall maintain a General Liability Insurance Policy in the amount of $1,000,000 for the benefit of the Property while this Agreement is in affect. WG shall deliver to MGE within 10 days of Notification, a copy of all insurance policies or Agreements that involve or influence MGE.

     f) WG shall not: (i) dispose of Assets or begin a liquidation of the Property; or (ii) dispose of all or a substantial part of the Assets.

     g) WG shall perform or cause to be performed during the term of this Agreement all work necessary to comply with agreements, concessions or other instruments constituting and governing the MGE Claims, Property and Operations and shall take measures necessary to maintain same in full force and effect.

     h) WG shall keep and maintain all required accounting and financial records pursuant to the Accounting Procedure and in accordance with customary accounting practices in the mining industry and as necessary to comply with local law and accounting requirements of the jurisdiction of the Property.

     i) At the request of MGE, WG shall keep MGE advised of all Operations by submitting in writing and in digital form to MGE: (i) quarterly progress reports which include statements of expenditures and comparisons of such expenditures to the adopted Budget; (ii) periodic summaries of data acquired; (iii) copies of reports concerning Operations; (iv) a detailed final report within forty-five (45) days after completion of each Program and/or Budget, which shall include comparisons between actual and budgeted expenditures and comparisons between the objectives and results of Programs; and (v) such other reports as MGE may reasonably request.

     j) At all reasonable times WG shall provide MGE access to, and the right to inspect, remove and copy any and all reports, documents correspondences, financial documents, maps, drill logs, core tests, surveys, assays, analyses, production reports, operations, technical, accounting and financial records, and other information acquired while this Agreement is in effect.

     k) WG shall undertake all other activities reasonably necessary to fulfil the foregoing.

     l) If WG encounters dumortierite deposits during the conduct of its mining operations on the Property, it shall stockpile such dumortierite for the exclusive benefit of MGE. WG and MGE shall form a=committee, consisting of four representatives, with MGE and WG each selecting two representatives, to make recommendations to WG regarding the methods used in the mining and handling of the dumortierite.
          However, the timing, manner and location of the removal and stockpiling of dumortierite shall be at WG's sole discretion. Any subsequent processing or handling of dumortierite by or on behalf of MGE shall be done at MGE's cost, and in a manner that does not interfere with WG's exploration or mining operations.

6.2  STANDARD  OF  CARE
     ------------------

     WG shall conduct all Operations in a good, workmanlike and efficient manner, in accordance with sound mining and other applicable industry standards and practices, and in accordance with the terms and provisions of the Property, the Lincoln Hill Gold Exploration and Mining Lease Agreement, any Metal Interest, claims, leases, licenses, permits, contracts and other agreements pertaining to the Assets. WG shall not be liable for any act or omission resulting in damage or loss except to the extent caused by or attributable to WG's negligence. The Operator shall timely post any bonding requirement in accordance with applicable government regulations for any operation conducted for the Property. WG shall have the obligation to apply such Standard of Care at all time during the Lease Period.

6.3  ASSESSMENT  WORK
     ----------------

     (a) If required by applicable law, WG shall perform, to the extent not already performed by MGE, annual labor or assessment work for the benefit of the Property, pay any maintenance, rental, holding fee, or other payment required to maintain the MGE Claims for the assessment year beginning on September 1, 2003, and for every assessment year thereafter with respect to those MGE Claims for which WG continues this Agreement beyond July 1st of that year. In the event WG gives notice of termination to MGE pursuant to Section 13, on or before July 1, WG shall have no obligation to make any payment to maintain the subject MGE Claims that is or becomes due after the date such notice is given. If any such law permits the performance of assessment work or annual labor in lieu of making all or a portion of any such payment, WG shall determine whether to make such payment, perform such work or labor,' or both. If required by applicable law, WG shall pay any location fee or payment required to relocate any Claim that WG determines, pursuant to Section 8(b), below, should be relocated.

     (b) For each assessment year in which WG performs annual labor or assessment work or makes any such payment, it shall prepare, record, and file in a proper and timely manner such affidavits and other documents relating thereto as are required to maintain the Claims and in good standing.

                       SECTION VII - AUDIT AND ACCOUNTING
                       ----------------------------------

7.1  AUDITS
     ------

     MGE may request an annual or quarterly audit. Upon request made within twenty-four (24) months following the end of any calendar year, MGE may audit the accounting and financial records for such calendar year (or other accounting period). All written exceptions to and claims upon WG for discrepancies disclosed by such audit shall be made not more than twelve (12) months after initiation of the audit. Failure to make any such exception or claim within the twelve (12) month period after initiation of the audit shall mean the audit is correct and binding. The audit shall be done at the expense of MGE unless a discrepancy of at least ten percent (10%) is disclosed by such audit in any material item in the financial statements. If such a discrepancy of at least ten percent (10%) is disclosed the specific audit costs shall be to WG.

7.2  GENERAL  ACCOUNTING  RECORDS
     ----------------------------

     WG shall maintain detailed and comprehensive accounting records suitable to establish a detailed audit trail, in accordance with this Accounting Procedure, including general ledgers, supporting and subsidiary journals, invoices, checks and other customary documentation, sufficient to provide a record of revenues and expenditures and periodic statements of financial position and the results of operations for managerial, tax, regulatory or other financial reporting purposes for MGE and the Property. Such records shall be retained for the duration of the period allowed to MGE for audit or the period necessary to comply with tax or other regulatory requirements. The records shall comply with generally accepted accounting principles in the United States ("U.S. GAAP"). Furthermore, WG shall provide MGE and its auditors with reasonable access to its books and records for purposes of complying with applicable reporting requirements for MGE and its affiliates.

                    SECTION VIII - WITHDRAWAL AND TERMINATION
                    -----------------------------------------

8.1  TERMINATION BY EXPIRATION, DEFAULT OR AGREEMENT
     -----------------------------------------------

     This Agreement shall terminate as expressly provided herein, unless earlier terminated by written agreement by both parties.

8.2  WITHDRAWAL
     ----------

     WG may terminate and withdraw from the Property in accordance with the provision of this Agreement. Upon such withdrawal, this Agreement shall terminate, and WG shall give MGE the option to have transferred to MGE all of its rights, titles, interests and Data of the Property and/or Assets without cost, free and clear of all encumbrances arising by, through or under such withdrawing Party, except those to which both Parties have agreed.

WG shall execute and deliver all instruments as may be necessary in the reasonable judgement of MGE to affect the transfer of its interests in the Property and/or Assets to MGE.

8.3  CONTINUING  OBLIGATIONS  AND  ENVIRONMENTAL  LIABILITIES
     --------------------------------------------------------

     During the term of this Agreement and after termination of the Property or this Agreement under Sections 8.1 and 8.2, WG shall remain liable for its liabilities to third parties (whether such arises before or after such withdrawal), including environmental liabilities and related bonding requirement. WG's liabilities shall include environmental damage and liabilities, which are caused by or as a result of work done on the Property.

8.4  DISPOSITION  OF  ASSETS  ON  TERMINATION
     ----------------------------------------

     Promptly after termination under Sections 8.1 and 8.2, WG shall take all action necessary to wind up the activities of the Property. All costs and expenses incurred in connection with the termination of this Agreement and any business related to this Agreement shall be expenses chargeable to WG.

8.5  NON-COMPETE  COVENANTS
     ----------------------

     Neither  a  Party that withdraws or is deemed to have withdrawn pursuant to
Section 8.2, nor any Affiliate of such a Party, shall directly or indirectly acquire any interest or right to explore or mine, or both, on any property any part of which is within the Property while this Agreement in enforce. If a withdrawing Party, or the Affiliate of a withdrawing Party, breaches this Section, such Party shall be obligated to offer to convey to the non-withdrawing Party, without cost, any such property or interest so acquired (or ensure its Affiliate offers to convey the Property or interest to the non-withdrawing Party, if the acquiring Party is the withdrawing Party's Affiliate). Such offer shall be made in writing and can be accepted by the nonwithdrawing Party at any time within ten (30) days after the offer is received by such non-withdrawing Party. Failure of a Party's Affiliate to comply with this Section, shall be a breach by such Party of this Agreement.

8.6  RIGHT  TO  DATA  AFTER  TERMINATION
     -----------------------------------

     After termination of the Property pursuant to Sections 8.1 and 8.2, each Party shall be entitled to make copies of all applicable information acquired hereunder before the effective date of termination not previously furnished to it, but a terminating or withdrawal Party shall not be entitled to any such copies after any other termination or withdrawal.

8.7  CONTINUED  AUTHORITY
     --------------------

     On termination of the Property under Sections 8.1 and 8.2, MGE (or WG) in the event of a withdrawal by MGE) shall have the power and authority to do all things which are reasonably necessary or convenient to: (a) wind up operations and (b) complete any transaction and satisfy any obligation, unfinished or unsatisfied, at the time of such termination or withdrawal, if the transaction or obligation arises out of operations prior to such termination or withdrawal. MGE shall have the power and authority to grant or receive extensions of time or change the method of payment of an already existing liability or obligation, prosecute and defend actions on behalf of both Parties and the Property, and take any other reasonable action.

                SECTION IX - ACQUISITIONS WITHIN AREA OF INTEREST
                -------------------------------------------------

9.1  ACQUISITION  WITHIN  AREA  OF  INTEREST
     ---------------------------------------

     There shall be an Area of Interest (AOI) consisting of one (1) miles beyond the boundary of the MGE Claims as specified in Section 1 and Exhibit "A" and shown on Exhibit "C", whereby WG or its Affiliates (the Acquiring Party) acquiring any Interest, including without limitation, any Metals, minerals, surface or water rights or Metal Interests, Metal Products, Ores within the AOI shall be required to include one hundred percent (100%) of such Interest in the Lands to this Agreement, and made subject to this Agreement under the same terms and conditions as the acquisition of such Metal Interest by the Acquiring Party.

     If MGE is the Acquiring Party of such Metal Interest in the Area of Interest, such interest shall be required to offer one hundred percent (100%) to WG for the benefit of the Property. If WG does not elect within sixty (60) days of receiving a written notice from MGE to have the Metal Interest and the area or Lands recommended to be included in the Property, MGE shall have the exclusive rights, title and interests to acquire all Interests to the area or Lands recommended and submitted to WG.

               SECTION X - ABANDONMENT AND SURRENDER OF PROPERTIES
               ---------------------------------------------------

10.1 SURRENDER  OR  ABANDONMENT  OF  PROPERTIES
     ------------------------------------------

     MGE may authorize WG to cause the surrender or abandonment of part or all of the Properties. If MGE authorizes any such surrender or abandonment, then WG shall so notify MGE during this Agreement, and at MGE's sole, exclusive election and option, WG shall assign to MGE by the appropriate conveyance document and without cost, of that Interest in the Property to be abandoned or surrendered, and the abandoned or surrendered Property shall cease to be part of the Property and this Agreement, and WG shall remain obligated for liabilities arising prior to abandonment.

10.2 REACQUISITION
     -------------

     If any Lands within the Property are abandoned or surrendered under the provisions of Section 10.1, by WG, then unless this Agreement is earlier terminated, WG shall abandon all Interests to the Lands and Property-Properties and WG agrees not acquire any Interests to the abandoned or surrendered Lands or Property (s) for a period of two years following the date of such abandonment or surrender. If WG reacquires any Property (s) in violation of this Section, the MGE may elect by notice to the reacquiring Party within 45 days after it has actual notice of such reacquisition, to have such properties made subject to the terms of this Agreement. In the event such an election is made, the reacquired properties shall thereafter be treated as the Property, and the costs of reacquisition shall be borne solely by WG.

                        SECTION XI - TRANSFER OF INTEREST
                        ---------------------------------

11.1 GENERAL
     -------

     The transfer by a party to any Interest in the this Agreement, the Property or this Agreement shall be subject to the non-transferring parties pre-emptive right in accordance with this Section.

11.2 LIMITATIONS  ON  FREE  TRANSFERABILITY
     --------------------------------------

     The Transfer right of WG or for MGE in Section 11.1 shall be subject to the following terms and conditions:

     a) A Party wishing to transfer an Interest shall promptly notify the other of its intentions, by written notice stating the price and other pertinent terms of the intended transfer and shall be accompanied by a copy of the offer or contract for sale.

     b) The other Party shall have thirty (30) days from the date of delivery and receipt of the notice to state whether it elects to acquire the offered Interest at the same price and on the same terms and conditions as set forth in the notice.

     c) If the other Party so elects, the transfer shall be consummated as promptly as possible after the election notice is delivered to the transferring Party.

     d) If the non-transferring Party does not so elect to exercise its right, the transferring Party shall have one hundred and eighty (180) days to consummate the proposed transaction with the third party on terms no less favourable that made to the non-transferring Party.

     e) If the transaction is not consummated within the said one hundred and eighty (180) days, the non-transferring Party's pre-emptive right shall be revived.

     f) Any transfer made without obtaining the non-transferring Party's waiver of such right or compliance with the subsections of this Section will be null and void.

     g) No transferee of all or any part of the Interest of a Party shall have the rights of that Party unless and until the transferee, as of the effective date of the Transfer, has committed in writing to be bound by this Agreement as if an original Party thereto to the same extent as the transferring Party.

     h) No Transfer permitted by this Section shall relieve the transferring Party of its share of any liability, whether accruing before or after such Transfer, which arises out of Operations conducted prior to such Transfer.

     i) The transferring Party and the transferee shall bear all tax consequences of the Transfer.

     j) In the event of a Transfer of less than all of a Party's Interest, the transferring Party and its transferee shall act and be treated as one,

     k) If the Transfer is the grant of a security interest by mortgage, deed of trust, pledge, lien or other encumbrance of any interest in this Agreement, any Party's Interest or the Assets to secure a loan or other indebtedness of a Party in a bona fide transaction, such security interest shall be subordinate to the terms of this Agreement and the rights and interests of the other Party hereunder. Upon any foreclosure or other enforcement of rights in the security interest the acquiring third party shall be subject to the pre-emptive right described in this Section and it shall comply with and be bound by the terms and conditions of this Agreement.

     l) No transfer, sale or disposition shall in any way modify the non-transferring rights in the Property.

                          SECTION XII - CONFIDENTIALITY
                          -----------------------------

12.1 GENERAL
     -------

     The financial terms of this Agreement and all information obtained in connection with the performance of this Agreement shall be the exclusive property of the Parties and, except as provided in Section 12.2, shall not be disclosed to any third party or the public without the prior written consent of the other Party, which consent shall not be unreasonably withheld.

12.2 EXCEPTIONS
     ----------

     The consent required by Section 12.1 shall not apply to a disclosure:

     a) To an Affiliate, consultant, contractor or subcontractor that has a bona fide need to be informed provided such person agrees to maintain the confidentiality of such information;

     b) To any third party to whom the disclosing Party contemplates a Transfer of all or any part of its Interest in or to this Agreement, its Participating Interest, or the Assets provided such party agrees to maintain the confidentiality of such information; or

     c) To a governmental agency or to the public, which the disclosing Party believes in good faith is required by pertinent law or regulation or the rules of any stock exchange provided that the pertinent disclosure is given to the other party and no objection is received within twenty-four (24) hours.

12.3 DRAFT  FOR  COMMENT
     -------------------

     In the event that either WG or MGE wishes or is required to issue a press release or public statement, it will first provide the other Party with a draft copy for review and comment. In the event that the other Party fails to comment on the release within twenty-four (24) hours of its receipt, or such earlier deadline as may be necessary to permit the Party issuing the release to satisfy all regulatory requirements, they will be deemed to have approved of the release in its entirety.

12.4 NOTICE  REQUIRED,
     -----------------

     In any case to which Section 12.3 is applicable, the disclosing Party shall give notice to the other Party concurrently with the making of such disclosure. As to any disclosure pursuant to Section 12.2 (a) and (b), only such confidential information as such third party; shall have a legitimate business need to know shall be disclosed- and such third party shall first agree in writing to protect the confidential information from further disclosure to the same extent as the Parties are obligated under this Section.

12.5 DURATION  OF  CONFIDENTIALITY
     -----------------------------

     The provisions of this Section shall apply during the term of this Agreement and for two years following termination of this Agreement pursuant to
Section 8.1, and shall continue to apply to any Party who Transfers its Participating Interest, for two (2) years following the date of such occurrence.

                            SECTION XIII - GUARANTEE
                            ------------------------

13.1 MGE  GUARANTEE  OF  ITS  AFFILIATES
     -----------------------------------

     MGE hereby guarantees the performance by its Affiliates of their respective obligations under this Agreement.

13.2 WG  GUARANTEE  OF  ITS  AFFILIATES
     ----------------------------------

     WG hereby guarantees the performance by its Affiliates of their respective obligations under this Agreement.

                        SECTION XIV - GENERAL PROVISIONS
                        --------------------------------

14.1 NOTICES  AND  PAYMENT
     ---------------------

     All notices, payments and other required communications ("Notices") to the Parties shall be in writing, and shall be addressed respectively as follows:

     MGE's Authorized Representative:        Thomas E. Callicrate
     -------------------------------

     P.O. Box 21146                          Telephone No:  775-849-1985

     Reno, Nevada 89515                      Facsimile No:  775-849-1985

     WG's Authorized Representative:         Thomas K. Mancuso
     ------------------------------

     7000 Independence, Suite 160 #135       Telephone No:  972-208-0696

     Plano, Texas 75025                      Facsimile No:  972-208-2155

     All Notices shall be given (i) by personal delivery to the Party, or (ii) by electronic communication, with a confirmation sent by registered or certified mail return receipt requested, or (iii) by registered or certified mail return receipt requested. All Notices shall be effective and shall be deemed delivered
(i) if by personal delivery on the date of delivery if delivered during normal business hours, and, if not delivered during normal business hours, on the next business day following delivery, (ii) if by electronic communication on the next business day following receipt of the electronic communication, and (iii) if solely by mail on the next business day after actual receipt. A Party to this Agreement may change its address by Notice to the other Party to this Agreement. Any payment called for shall be made at the place designated in this Section
14.1. Any payment shall be made in U.S. clearinghouse funds, or as otherwise permitted by the receiving Party.

     Notification or changes of authorized representatives for WG or MGE shall be provided in writing, in advance, in accordance with Section 14.1.

14.2 BINDING  EFFECT
     ---------------

     WG and MGE agree to be bound by this Agreement from the Effective Date and that this Agreement shall replace any prior understandings or agreements. Each Party agrees to bear its own costs for the negotiation of this Agreement.

14.3 WAIVER
     ------

     The failure of a Party to insist on the strict performance of any provision of this Agreement or to exercise any right, power or remedy upon a breach hereof shall not constitute a waiver of any provision of this Agreement or limit the Party's right thereafter to enforce any provision or exercise any right.

14.4 MODIFICATION
     ------------

     No modification of this Agreement shall be valid unless made in writing and duly executed by the Parties.

14.5 FORCE MAJEURE
     -------------

     Except for the obligation to make payments when due hereunder, the obligations of a Party shall be suspended to the extent and for the period that performance is prevented by any cause, whether foreseeable or unforeseeable, beyond its reasonable control, including, without limitation, labour disputes (however arising and whether or not employee demands are reasonable or within the power of the Party to grant); acts of God; Laws, instructions or requests of any government entity; judgements or orders of any court; inability to obtain on reasonably accepted terms any public or private license, permit or other authorization; curtailment or suspension of activities to remedy or avoid an actual or alleged, present or prospective violation of environmental laws; action or inaction by any federal, state or local agency that delays or prevents the issuance or granting of any approval or authorization required to conduct operations beyond the reasonable expectations of the Party seeking the approval or authorization; acts of war or conditions arising out of or attributable to war, whether declared or undeclared; riot, civil strife, insurrection or rebellion; fire, explosion, earthquake, storm, flood, drought or other adverse weather condition; delay or failure by suppliers or transporters of materials, parts, supplies, services or equipment or by contractors' or subcontractors' shortage of, or inability to obtain, labour, transportation, materials, machinery, equipment, supplies, utilities or services; accidents; breakdown of equipment, machinery or facilities; actions by native rights groups, environmental groups, or other similar special interest groups; or any other cause whether similar or dissimilar to the foregoing. The affected Party shall promptly give notice to the other Party of the suspension of performance, stating therein the nature of the suspension, the reasons therefore, and the expected duration thereof. The affected Party shall resume performance as soon as reasonably possible. During the period of suspension the obligations of both Parties to advance funds shall be reduced to levels consistent with then current Operations.

14.6 GOVERNING LAW
     -------------

     It is mutually understood and agreed that the rights and obligations of the parties under or related to this Agreement shall' be governed in accordance with and by the laws of the State of Nevada (without regards to choice of laws provisions), both as to interpretation and performance, and that any action at law, suit in equity or judicial proceeding for the enforcement of this Agreement or any provision thereof shall be instituted only in the courts of Washoe County in the State of Nevada and maintained only in any court of competent jurisdiction in Washoe County to the State of Nevada. In the event suit or action is filed by any party to enforce this Agreement or respect to a breach of this Agreement, the prevailing party shall be entitled to recover, in addition to all other costs, damages and rewards, its reasonable attorney fees at trial, upon any appeal and petition for review.

14.7 ARBITRATION
     -----------

     An arbitration procedure for the interpretation of this Agreement and any dispute arising between the Parties will be implemented under arbitration proceedings all parties agreed in advance. It is expressly agreed and acknowledged that WG and MGE will cause their subsidiaries and their representatives involved in the Property, whether directly or indirectly, to act in accordance with any arbitration result and to cause them to take all reasonable steps to confirm or carry out any ruling or order made in the arbitration proceedings or as a result of any arbitration proceedings or results.

14.8 FURTHER ASSURANCES
     ------------------

     Each of the Parties to take from time to time such actions and execute such additional instruments as may be reasonably necessary or convenient to implement and carry out the intent and purpose of this Agreement.

14.9 SURVIVAL OF TERMS AND CONDITIONS
     --------------------------------

     The following Sections shall survive the termination of this Agreement to the full extent necessary for their enforcement and the protection of the Party in whose favor they run: Sections 2.2, 5.4, 8.2, 8.3, 12.3 and 12.5.

14.10 ENTIRE AGREEMENT, SUCCESSORS AND ASSIGNS
      ----------------------------------------

     This Agreement contains the entire understanding of the Parties and supersedes all prior agreements and understandings between the Parties relating to the subject matter hereof. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of the Parties. In the event of any conflict between this Agreement and any Exhibit attached hereto, the terms of this Agreement shall be controlling.

14.11 COUNTERPARTS
      ------------

     This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which taken together shall constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the day and year first above written.

MOUNTAIN GOLD EXPLORATION, INC. AND LANE A. GRIFFIN

By:     /s/Thomas E. Callicrate
   --------------------------------------------
        Thomas E. Callicrate, MGE's Authorized Representative


and

WESTERN GOLDFIELDS, INC.

By:     /s/Thomas  K.  Mancuso
   --------------------------------------------
        Thomas K. Mancuso, President